Exhibit 10.10
SERIES A PREFERRED STOCK PURCHASE AGREEMENT
dated as of September 13, 2006
by and among
TENBY PHARMA INC.
and
THE PURCHASERS SIGNATORY HERETO

SERIES A PREFERRED STOCK PURCHASE AGREEMENT
     This Series A Preferred Stock Purchase Agreement (this “Agreement”) is dated as of September 13, 2006, by and between Tenby Pharma Inc., a Delaware corporation (the “Company”), and each of the purchasers identified on the signature pages hereto (each, a “Purchaser” and, collectively, the “Purchasers”).
     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, certain securities of the Company pursuant to the terms set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:
     “8-K Filing” is defined in Section 4.8(a).
     “Agreement” is defined in the Preamble.
     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.
     “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
     “Certificate of Designations” means a certificate of designations of the Series A Preferred Stock, in the form of Exhibit A.
     “Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1 upon the satisfaction of each of the conditions set forth in Sections 5.1 and 5.2.
     “Closing Date” means the date of the Closing.

     “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on the Trading Market, the closing bid price per share of Common Stock for such date (or the nearest preceding date) on the Trading Market or exchange on which the Common Stock is then listed or quoted; or (ii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by a majority in interest of the Purchasers.
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” means the common stock of the Company, par value $0.0001 per share.
     “Companies” means, collectively, the Company, each of its Subsidiaries and each of their respective predecessors.
     “Company” is defined in the Preamble.
     “Company Contract” means any Contract, including any amendment or supplement thereto: (i) to which the Company or any of its Subsidiaries is a party; (ii) by which the Company or any of its Subsidiaries or any of their respective assets is or may become bound or under which the Company or any of its Subsidiaries has, or may become subject to, any obligation; or (iii) under which the Company or any of its Subsidiaries has or may acquire any right or interest.
     “Company Counsel” means Hill, Ward and Henderson, P.A., counsel to the Company.
     “Company Documents” is defined in Section 3.1(c).
     “Company IP” means all Intellectual Property Rights and Intellectual Property owned by or exclusively licensed to any of the Companies.
     “Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization) of any third party (including any Governmental Body).
     “Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.
     “Contribution” means the contribution of shares of capital stock of Sirion by the Old Sirion Shareholders pursuant to the terms of the Contribution Agreement.
     “Contribution Agreement” means the Contribution Agreement, dated as of the date hereof, by and among the Company, Sirion and the Old Sirion Shareholders, pursuant to which each of the Old Sirion Shareholders contributed all of its shares of capital stock of Sirion in exchange for shares of capital stock of the Company.
     “Disclosure Materials” is defined in Section 3.1(e).

     “Eligible Market” means the (i) the New York Stock Exchange, (ii) the American Stock Exchange, (iii) the NASDAQ Global Market, (iv) the NASDAQ Capital Market, (v) the OTC Bulletin Board, or (vi) the “Pink Sheets” published by the Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “FDA” means the United States Food and Drug Administration, or any successor Governmental Body in the United States.
     “Fenretinide” means 4-hydroxyphenyl retinamide and its active metabolite, 4-methoxyphenyl retinamide.
     “FTE” means the equivalent of a full-time twelve (12) months’ (including normal vacations, sick days and holidays) work of an employee of or a consultant to a party; provided, however, that each party understands and agrees that the other party retains complete discretion to change the identity of any such employee or consultant.
     “GAAP” means United States generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Company; provided, however, that any accounting principle or practice required to be changed by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board (or other appropriate board or committee of either) in order to continue as a generally accepted accounting principle or practice may be so changed.
     “Governmental Authorization” means any: (i) approval, permit, license, certificate, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (ii) right under any Contract with any Governmental Body.
     “Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, supranational or other government (including the European Union); or (iii) governmental, self-regulatory or quasi-governmental authority of any nature, including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Person and any court or other tribunal.
     “Hazardous Materials” means substances that are defined by Legal Requirements concerning the environment as toxic materials, hazardous wastes or hazardous substances (including without limitation any asbestos, oils, petroleum-derived compound or pesticides).
     “Initial FTEs” means six (6) FTEs (initially Kenneth Widder, Jay Lichter, Nathan Mata, Yun Han, Tam Bui and Fran Senchak).

     “Intellectual Property” means and includes all apparatus, biological materials, clinical data, chemical compositions or structures, databases and data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, processes, proprietary information, protocols, schematics, specifications, software, techniques, URLs, websites, works of authorship, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as instruction manuals, laboratory notebooks, prototypes, samples, studies, and summaries).
     “Intellectual Property Rights” means and includes all past, present, and future rights of the following types, which may exist or be created under the Legal Requirements of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights and moral rights; (ii) trademark and trade name rights and similar rights; (iii) trade secret rights; (iv) patents and industrial property rights; (v) other proprietary rights in Intellectual Property of every kind and nature; and (vi) all registrations, renewals, extensions, combinations, divisions, or reissues of, and applications for, any of the rights referred to in the foregoing clauses “(i)” through “(vi)” of this definition.
     “Investors’ Rights Agreement” means the Investors’ Rights Agreement, dated on or about the Closing Date, by and among the Company and certain stockholders of the Company, in the form of Exhibit B.
     “Knowledge of the Company” means the actual knowledge, without any duty of inquiry, of Kenneth Widder, Jay Lichter, Nathan Mata, Barry Butler, Roger Vogel or Randy Milby.
     “Legal Proceeding” means any ongoing or threatened action, suit, litigation, arbitration, proceeding (including, without limitation, any civil, criminal, administrative, investigative or appellate proceeding, or partial proceeding, such as a deposition), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.
     “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.
     “Liabilities” means any debt, obligation, duty or liability of any nature (including unknown, undisclosed, unmatured, unaccrued, contingent, or indirect) regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.
     “Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).
     “Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation reasonable attorneys’ fees; provided, however, that Losses shall specifically exclude punitive damages.
     “Material Adverse Effect” means the existence of any fact or circumstance or the occurrence of any event which could, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Companies’ ability to perform fully on a timely basis their respective obligations under any of the Transaction Documents.
     “Material Adverse Event” means (i) the termination of any license agreement pursuant to which the Companies license any of the Sirion Phase III Compound; (ii) the discovery of any new fact or circumstance that would (or any bona fide claim of the existence of any such fact or circumstance which, if true, would), in the opinion of an independent patent counsel, render (a) any material claim under any patent application relating to Syt101 non-patentable or (b) any issued patent relating to Syt101 invalid or unenforceable; or (iii) Barry Butler shall cease to be employed on a full time basis as the Principal Executive Officer of the Company.
     “Material Permits” is defined in Section 3.1(j).
     “Old Sirion Shareholders” means the holders of the capital stock of Sirion immediately prior to the consummation of the Contribution.
     “Order” means any writ, decree, permanent injunction, order or similar action issued in a Legal Proceeding.
     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
     “Product” means any preparation which contains Syt101 as an active ingredient for sale by prescription, over-the-counter or any other method.
     “Purchase Price” is defined in Section 2.1.
     “Purchaser” is defined in the Preamble.
     “Purchaser Counsel” means Proskauer Rose LLP, counsel to the Purchaser.
     “Registered IP” means all Intellectual Property Rights that are registered, filed, or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing.

     “Registrable Securities” has the meaning given to such term in the Investors’ Rights Agreement.
     “Representatives” means officers, directors, employees, consultants, agents, attorneys, accountants, advisors and representatives.
     “Related Person” is defined in Section 4.16(b)(i).
     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
     “SEC Reports” is defined in Section 3.1(e).
     “Securities” means the Shares and the Underlying Shares.
     “Securities Act” is defined in the Preamble.
     “Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.0001, of the Company, which is convertible into shares of Common Stock.
     “Shares” means an aggregate of 3,125,000 shares of Series A Preferred Stock which are being purchased by the Purchasers pursuant to this Agreement.
     “Sirion” means Sirion Therapeutics, Inc., a North Carolina corporation, the surviving corporation of the Sirion/Sytera Merger and a wholly-owned Subsidiary of the Company.
     “Sirion Phase III Compound” means Difluprednate.
     “Sirion/Sytera Merger” means the merger of Sytera, Inc., a Delaware corporation, with and into Sirion Therapeutics, Inc., a North Carolina corporation, pursuant to the terms of the Sirion/Sytera Merger Agreement.
     “Sirion/Sytera Merger Agreement” means that certain Agreement and Plan of Merger and Reorganization, dated as of July 5, 2006, by and among the Sirion Therapeutics, Inc., a North Carolina corporation, Sytera, Inc., a Delaware corporation, Kenneth J. Widder, M.D., as the representative of the holders of Sytera capital stock, and Barry Butler, as the representative of the holders of Sirion securities, pursuant to which Sytera was merged with and into Sirion Therapeutics, Inc., with Sirion Therapeutics, Inc. continuing as the surviving corporation.
     “Subsidiary” is defined in Section 3.1(a).
     “Syt101” means Fenretinide, including any active metabolite or prodrug of Fenretinide or any hydrate, conjugate, salt, ester, amide, solvate, cocrystal, isomer, polymorph, analogue or other derivative of any of the foregoing.

     “Sytera” means Sytera, Inc., a Delaware corporation, which merged with and into Sirion pursuant to the Sirion/Sytera Merger Agreement and which no longer exists as a separate legal entity.
     “Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.
     “Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.
     “Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on the Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on the Trading Market, then any Business Day.
     “Trading Market” means the OTC Bulletin Board or, at any time the Common Stock is not quoted on the OTC Bulletin Board, the primary Eligible Market on which the Common Stock is then listed or quoted, if any.
     “Transaction Documents” means this Agreement, the Investors’ Rights Agreement, the Certificate of Designations and each of the certificates and other documents delivered at the Closing pursuant to Section 2.3 below.
     “Transfer Agent Instructions” means the Irrevocable Transfer Agent Instructions, in the form of Exhibit C, to be executed by the Company and delivered to and acknowledged in writing by the Company’s transfer agent pursuant to Section 4.19.
“Transfers” has the meaning given to such term in the Contribution Agreement.
     “Underlying Shares” means the shares of Common Stock issuable upon conversion of the Shares and in satisfaction of any other obligation of the Company to issue shares of Common Stock pursuant to the Transaction Documents.
ARTICLE II
PURCHASE AND SALE
     2.1 Sale and Issuance of Series A Preferred Stock at Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the Shares for a purchase price of $8.00 per share and an aggregate purchase price of $25,000,000 (the “Aggregate Purchase Price”), allocated among the Purchasers as reflected on Schedule 2.1.

     2.2 Closing. The Closing shall take place at the New York offices of Purchaser Counsel at 10:00 a.m. local time, immediately following the satisfaction or waiver of all of the conditions set forth in Section 5.1 and Section 5.2 (other than those conditions that by their nature must be satisfied on the Closing Date), or at such other location or time as the parties may agree (such date on which the Closing occurs being hereinafter referred to as the “Closing Date”).
     2.3 Closing Deliveries.
          (a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:
          (i) a stock certificate representing the number of Shares indicated below such Purchaser’s name on the signature page of this Agreement under the heading “Shares,” registered in the name of such Purchaser;
          (ii) the legal opinion of Company Counsel, in the form of Exhibit D, executed by such counsel and delivered to the Purchasers;
          (iii) the Investors’ Rights Agreement duly executed by the Company and each of the other stockholders of the Company party thereto;
          (iv) a certificate dated as of the Closing Date and signed by the chief executive officer of the Company certifying as to the fulfillment of each of the conditions set forth in Section 5.1;
          (v) a long-form certified copy of the certificate of incorporation of the Company (including, without limitation, the Certificate of Designations) as certified by the Secretary of State of the State of Delaware;
          (vi) a certificate, as of a date within three (3) business days of the Closing Date, as to the corporate good standing of the Company and each of its Subsidiaries, issued by the Secretary of State of the State of Delaware confirming such good standing as of such date; and
          (vii) a certificate, in a form reasonably satisfactory to the Purchasers, executed by the Secretary of the Company and dated the Closing Date, as to (A) the certificate of incorporation and by-laws, each as in effect at the Closing, (B) the resolutions as adopted by the board of directors of the Company, authorizing and approving all matters in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, in a form reasonably satisfactory to the Purchasers, and (C) the incumbency of each officer of the Company executing any Transaction Document or any other document or agreement executed in connection with the transactions contemplated thereby.
          (b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

          (i) the Purchase Price indicated below such Purchaser’s name on the signature page of this Agreement under the heading “Purchase Price,” in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and
          (ii) the Investors’ Rights Agreement duly executed by such Purchaser.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:
          (a) Subsidiaries. The Company does not directly or indirectly control or own any interest in any other corporation, partnership, joint venture or other business association or entity (a “Subsidiary”), other than those listed in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock and other securities of each Subsidiary free and clear of any Lien, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.
          (b) Organization and Qualification. The Company and each of the Subsidiaries that is a corporation is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts to which it is a party. Each of the Subsidiaries that is a limited liability company is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, with all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts to which it is a party. None of the Companies has conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names listed on Schedule 3.1(b). The Company and each of the Subsidiaries is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation or limited liability company, as applicable, in any jurisdiction. None of the Companies has agreed or is obligated to make any future investment in or capital contribution to any Person. None of the Companies nor any of their respective stockholders has ever approved, or commenced any Legal Proceeding or made any election contemplating, the dissolution or liquidation of the Companies’ business or affairs.
          (c) Certificate of Incorporation and Bylaws; Records. The Company has delivered to the Purchasers accurate and complete (through the date hereof) copies of: (i) the certificate of incorporation and bylaws (or, in the case of a limited liability company, the certificate of formation and limited liability company operating agreement, or similar organizational documents), including all amendments thereto, of the Company and each of the Subsidiaries; (ii) the equity records of the Company and each of the Subsidiaries; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of securities of the Company or any of its Subsidiaries, the board of directors or board of managers, as applicable, of each of the Companies and all committees of the board of directors or board of managers, as applicable, of each of the Companies (the items described in the foregoing clauses “(i),” “(ii)” and “(iii)” of this Section 2.2 being collectively referred to herein as the “Company Documents”). There have been no formal meetings held of, or corporate actions taken by, the equityholders of any of the Companies, the board of directors or board of managers, as applicable, of any of the Companies or any committee of the board of directors or board of managers, as applicable, of any of the Companies that are not fully reflected in the Company Documents. There has not been any violation of any of the Company Documents, and at no time has any of the Companies taken any action that is inconsistent in any material respect with the Company Documents. The books of account, equity records, minute books and other records of each of the Companies are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with Legal Requirements and prudent business practices.
          (d) Capitalization, Issuance of Securities.
          (i) The authorized capital stock of the Company consists of: (A) 150,000,000 shares of Common Stock, of which 3,577,833 shares have been issued and are outstanding; and (B) 10,000,000 shares of Preferred Stock, of which 5,000,000 shares have been designated as Series A Preferred Stock and 1,672,036 shares of which have been issued or are outstanding. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into, or exercisable or exchangeable for, shares of capital stock of the Company) is set forth in Schedule 3.1(d), together with the record and beneficial owners thereof. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of the Company and all of the outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock of the Company or other securities of the Company have been issued in compliance with all applicable federal and state securities laws and other applicable Legal Requirements and all requirements set forth in the Company Documents and Company Contracts. No shares of capital stock of the Company are subject to a repurchase option in favor of the Company, and the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. To the Knowledge of the Company, except as specifically disclosed in Schedule 3.1(d), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

          (ii) Except as set forth on Schedule 3.1(d)(ii), there are no: (A) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock or other securities of any of the Companies; (B) outstanding securities, notes, instruments or obligations that are or may become convertible into or exchangeable for any shares of capital stock or other securities of any of the Companies; (C) outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the capital stock of any of the Companies; (D) Contracts (other than this Agreement) under which any of the Companies is or may become obligated to sell, transfer, exchange or issue any shares of capital stock or any other securities of any of the Companies; (E) agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any shares of any of the Companies; or (F) conditions or circumstances (including the existence of any anti-dilution or price adjustment provisions) that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any of the securities of any of the Companies, any shares of capital stock or other securities of any of the Companies or an adjustment to the conversion or exercise price of any securities of any of the Companies.
          (iii) The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance upon the conversion or exercise of the Underlying Shares.
          (iv) Schedule 3.1(d)(iv) sets forth a complete and accurate list of all of the stock option plans and other stock or equity-related plans of each of the Companies.
          (e) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, together with the 8-K Filing, are collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered to the Purchasers a copy of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The Financial Statements have been prepared in accordance with GAAP, except as may be otherwise specified in the Financial Statements or the notes thereto, and fairly present in all material respects the assets, liabilities and financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The books and records of each of the Companies are true, accurate and complete in all material respects. All material agreements to which any of the Companies is a party or to which the property or assets of any of the Companies are subject are included as part of or specifically identified in the SEC Reports.
          (f) Equipment; Leasehold. Schedule 3.1(f) sets forth a true and complete list of all inventory, machinery, equipment, furniture, office equipment, supplies, materials, vehicles and other material items of tangible personal property of every kind owned by the Companies and used in connection with its business (the “Company Personal Property”). All of the Company Personal Property and other tangible assets owned by or leased to the Companies are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Companies’ businesses in the manner in which such businesses are currently being conducted. Other than transactions occurring in the ordinary course of business, the Companies have not made any taxable distribution of corporate property during the taxable year beginning January 1, 2006. The Companies do not own any real property or any interest in real property, except for the leasehold interest created under the real property leases identified in Schedule 3.1(f) (the “Company Leased Real Property”).
          (g) Intellectual Property.
          (i) Schedule 3.1(g)(i) accurately identifies: (i) each item of Registered IP in which any of the Companies has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise); (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; and (iii) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest. The Company has provided to Purchasers complete and accurate copies of all applications and correspondence with any Governmental Body related to each such item of Registered IP.
          (ii) Schedule 3.1(g)(ii) accurately identifies: (i) all Intellectual Property Rights or Intellectual Property licensed to any of the Companies (other than any non-customized software that is so licensed solely in executable or object code form pursuant to a non-exclusive, internal-use software license or is generally publicly available on standard terms for less than $1,000); and (ii) the corresponding Contract or Contracts pursuant to which such Intellectual Property Rights or Intellectual Property is or are licensed to any of the Companies. None of the transactions contemplated by this Agreement or any of the other Transaction Documents will materially adversely alter or impair the Company’s Intellectual Property Rights or the Intellectual Property licensed to any of the Companies.
          (iii) Schedule 3.1(g)(iii) accurately identifies each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company IP. None of the Companies is bound by, and no Company IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Companies to use, exploit, assert, or enforce any Company IP anywhere in the world.
          (iv) The Companies exclusively own all right, title, and interest to and in the Company IP, free and clear of any Liens. Without limiting the generality of the foregoing:
               (A) All documents and instruments necessary to perfect the rights of the Companies in the Registered IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body;
               (B) Each Person who is or was an employee or contractor of any of the Companies and who is or was involved in the creation or development of any Company IP has signed a valid, enforceable written agreement containing an assignment of Intellectual Property Rights to such Company and confidentiality provisions in favor of such Company regarding the Company IP. No current or former Representative or Affiliate of any of the Companies has any claim, right (whether or not currently exercisable) or interest to or in any Company IP;
               (C) With respect to Company IP in the form of licenses of third party Intellectual Property and Intellectual Property Rights, no funding, facilities or personnel of any Governmental Body within the jurisdictions covered by the license were used, directly or indirectly, to develop or create, in whole or in part, such Company IP. With respect to all other Company IP, no funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, such Company IP;
               (D) Each of the Companies has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that it holds, or purports to hold, as a trade secret;
               (E) None of the Companies has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Company IP to any other Person; and
               (F) None of the Companies is, or has ever been, a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate any of the Companies to grant or offer to any other Person any license or right to any Company IP.
          (v) (A) With respect to Company IP in the form of licenses from third parties of Intellectual Property and Intellectual Property Rights: (x) each item of Company IP that is Registered IP is in compliance with all Legal Requirements and is valid and in full force and effect; and (y) no application for any type of Registered IP filed by or on behalf of any of the Companies has been abandoned, allowed to lapse or rejected.

               (B) With respect to all other Company IP, each item of Company IP that is Registered IP is and at all times has been maintained in compliance with all Legal Requirements; all filings, payments and other actions required to be made or taken to maintain such item of Registered IP in full force and effect have been made by the applicable deadline; and each such item of Registered IP is valid and in full force and effect. No application for any type of Registered IP filed by or on behalf of any of the Companies has been abandoned, allowed to lapse or rejected. No item of Company IP that is Registered IP is subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the Closing Date.
          (vi) To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated or is currently infringing, misappropriating or otherwise violating any Company IP.
          (vii) To the Knowledge of the Company, none of the Company IP owned or licensed by any of the Companies currently infringes, misappropriates or otherwise violates or has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person. Without limiting the generality of the foregoing:
               (A) To the Knowledge of the Company, no infringement, misappropriation or similar claim or Legal Proceeding is pending or has been threatened against any of the Companies; and
               (B) None of the Companies is bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation or any similar claim. None of the Companies has ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for the infringement, misappropriation or violation of any Intellectual Property Right.
          (h) Contracts. Schedule 3.1(h) identifies each Company Contract and provides an accurate description of the terms of each Company Contract that is not in written form. The Company has delivered to the Purchasers accurate and complete copies of all written Company Contracts. Each Company Contract is valid, binding and enforceable by each of the Companies party thereto in accordance with its terms subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. None of the Companies has violated or breached, or committed any default under, any Company Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract. Schedule 3.1(h) provides an accurate and complete list of all Consents required under any Company Contract to consummate the transactions contemplated by the Transaction Documents.
          (i) Finder’s Fee. No brokerage or finder’s fees or commissions are or will be payable by any of the Companies to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the other Transaction Documents, and none of the Companies has taken any action that would cause any Purchaser to be liable for any such fees or commissions.
          (j) Compliance with Legal Requirements. Each of the Companies is, and has at all times been, in compliance with all material applicable Legal Requirements, and, to the Knowledge of the Company, each of the Companies is, and has at all times been, in compliance with all other applicable Legal Requirements. None of the Companies has ever received any notice or other communication from any Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement. The Companies possess all material Governmental Authorizations issued by the appropriate Governmental Body necessary to conduct their respective businesses and own their respective assets (each a “Material Permit”), and no Legal Proceedings are pending or, to the Knowledge of the Company, threatened to revoke, modify or limit any Material Permit.
          (k) Legal Proceedings. There is no pending Legal Proceeding, and to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding, that (i) involves or affects any of the Companies or any of the assets owned or used by any of the Companies, or (ii) that challenges the purchase of the Shares or any of the other transactions contemplated by the Transaction Documents. To the Knowledge of the Company, no Legal Proceeding has ever been commenced that involves or affects any of the Companies or the assets owned by any of the Companies. There is no Order in which any of the Companies is named or to which any of the assets of the Companies is subject. None of the Companies or any director or officer thereof, is or has been the subject of any Legal Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Companies, there is not pending or contemplated, any investigation by the Commission involving any of the Companies or any current or former director or officer of any of the Companies. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by any of the Companies under the Exchange Act or the Securities Act. No strike, work stoppage, slow down or other material labor problem exists or, to the Knowledge of the Company, is threatened or imminent with respect to any of the employees of any of the Companies.
          (l) No Undisclosed Liabilities. The Companies have no Liabilities, except for (i) Liabilities reflected on the Financial Statements, (ii) accounts payable incurred in the ordinary course of business since the date of the last balance sheet reflected in the Financial Statements, none of which are material in nature or exceed $25,000, (iii) Liabilities under the Company Contracts, and (iv) Liabilities incurred in connection with the negotiation of the Transaction Documents and the transactions contemplated thereby. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect, (ii) none of the Companies has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) none of the Companies has altered its method of accounting or the identity of its auditors, (iv) none of the Companies has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) none of the Companies has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.
          (m) Tax Matters. All Tax Returns required to be filed by or on behalf of any of the Companies with any Governmental Body before the Closing Date (the “Company Returns”): (i) have been or will be filed on or before the applicable due date (including any extensions of such due date); (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements; and (iii) have been provided or made available to the Purchasers. All Taxes owed by each of the Companies have been paid when due, whether or not such amounts are shown on any Company Returns. The Financial Statements fully accrue all actual and contingent Liabilities for unpaid Taxes with respect to all periods through the date thereof and the Company has made adequate provision for unpaid Taxes after that date in its books and records. No Company Return has ever been examined or audited by any Governmental Body. No claim or Legal Proceeding is pending or has been threatened against or with respect to any of the Companies in respect of any Tax. There are no unsatisfied Liabilities for Taxes, including Liabilities for interest, additions to tax and penalties thereon and related expenses, with respect to which any notice of deficiency or similar document has been received by any of the Companies (other than Liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no Liens for Taxes upon any of the assets of the Company except Liens for current Taxes not yet due and payable. For federal income tax purposes, the Sirion/Sytera Merger constituted a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”). The parties to the Sirion/Sytera Merger Agreement have adopted the Sirion/Sytera Merger Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. The shares of capital stock of Sirion issued and to be issued to the holders of Sytera Securities (as defined in the Sirion/Sytera Merger Agreement) in connection with the Sirion/Sytera Merger constituted and will constitute consideration paid in connection with the Sirion/Sytera Merger and the receipt of stock in exchange for stock in connection with the Sirion/Sytera Merger was and will be tax-free within the meaning of Section 354 of the Code. The Transfers qualify as a tax-free transfer under Section 351 of the Code and pursuant to the application of Section 351, no gain or loss has been or will be recognized by the Company, Sirion or the Old Sirion Shareholders upon such transfer. The Company is not an investment company within the meaning of Section 351(e)(1) of the Code Treasury Regulations Section 1.351-1(c)(1)(ii). The Company has no plan or intention to redeem or otherwise reacquire any stock issued to the Old Sirion Shareholders or the Purchasers in connection with the Transfers. The Old Sirion Shareholders and the Purchasers will be in “control” (within the meaning of Section 368(c) of the Code) of the Company immediately after the Transfers and, to the Knowledge of the Company, have no plan or intention to dispose of the stock of the Company received in the Transfers.
          (n) Employee and Labor Matters.

               (i) Schedule 3.1(n)(i) contains a list of all of the employees of each of the Companies as of the date of this Agreement and correctly reflects, in all material respects, the nature and amount of all compensation payable to them, their dates of employment and their positions. All of the employees listed on Schedule 3.1(n) are “at will” employees. Each of the Companies has at all times complied with all material Legal Requirements related to the employment of its employees. Except as set forth on Schedule 3.1(n)(i), each of the Companies has compensated all individuals for, or otherwise cancelled or satisfied all of their respective obligations with respect to, all accrued vacation, deferred compensation and other similar benefits. Since January 1, 2006, none of the Companies has increased the salary or benefits level of any of its employees.
               (ii) Except as set forth on Schedule 3.1(n)(ii), there are no Plans, as defined below, contributed to, maintained or sponsored by any of the Companies, to which any of the Companies is obligated to contribute or with respect to which any of the Companies has any liability or potential liability, whether direct or indirect. For purposes of this Agreement, the term “Plans” shall mean: (a) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not funded and whether or not terminated, (b) employment agreements, and (c) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and welfare plans.
               (iii) Except as set forth on Schedule 3.1(n)(iii), none of the Initial FTEs is obligated under any Contract, or subject to any Order, that would conflict with his or her obligation to use his or her best efforts to promote the interests of the Companies after the Closing Date, or that conflicts with the business of the Companies as presently conducted. During the past ten (10) years, to the Knowledge of the Company, none of the Initial FTEs has been (i) charged with, indicted for or convicted of any misdemeanor related to moral turpitude or any felony; (ii) a party to a proceeding with respect to any misdemeanor related to moral turpitude or any felony; or (iii) the subject of a bankruptcy proceeding or has been the officer or director of a company that has been the subject of a bankruptcy proceeding. To the Knowledge of the Company, no Initial FTE has plans to terminate his or her employment with the Company or Sirion, as applicable, as a result of the transaction contemplated by this Agreement or any other Transaction Document.
          (o) Authority; Binding Nature of Agreement. The Company has all necessary corporate power and authority to enter into and to perform its obligations under each of the Transaction Documents to which it is a party, and the execution, delivery and performance by it of such Transaction Documents and any other documents or agreements executed in connection with the transaction contemplated hereunder have been duly authorized by all necessary action on the part of its stockholders and board of directors. Each of the Transaction Documents and any other documents or agreements executed in connection with the transaction contemplated hereunder to which the Company is a party constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
          (p) Non-Contravention. Neither the execution, delivery or performance of the Transaction Documents, nor the consummation of any of the transactions contemplated thereby, will directly or indirectly (with or without notice or lapse of time): (i) result in a violation of any of the provisions of the Company Documents; (ii) to the Knowledge of the Company, result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by the Transaction Documents or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Companies, or any of the assets owned, used or controlled by any of the Companies, is subject; or (iii) result in a violation or breach of, or result in a default under, any provision of any Company Contract.
          (q) Environmental Protection. No Hazardous Materials are or, to the Knowledge of the Company, have been located in, on or about the Company Leased Real Property. To the Knowledge of the Company, the Company Leased Real Property has not been used for the storage, manufacture or disposal of Hazardous Materials, and the Companies have not used, or provided permission to others to use, the Company Leased Real Property for the storage, manufacture or disposal of Hazardous Materials. Specifically, but without limitation, to the Knowledge of the Company, there are and have been no storage tanks located on the Company Leased Real Property. To the Knowledge of the Company, no Hazardous Materials have been transported off site from the Company Leased Real Property.
          (r) Insurance. Schedule 3.1(r) contains a brief description of all insurance policies maintained by any of the Companies with respect to its business, its assets and the Company Leased Real Property. Such policies are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid.
          (s) Transactions With Affiliates and Employees. Except as set forth in SEC Reports filed at least ten days prior to the date hereof, none of the officers or directors of any of the Companies and, to the Knowledge of the Company, none of the employees of any of the Companies is presently a party to any transaction with any of the Companies (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
          (t) FDA Matters.
               (i) Each of the Companies (including each of its predecessors) has been and is in compliance in all material respects with all applicable Legal Requirements, including the United States Federal Food, Drug and Cosmetic Act, as amended from time to time, and all regulations promulgated thereunder (the “FFDCA”), in its development efforts related to any Product and in conducting any related clinical trials. None of the Companies has (i) made to the FDA any untrue statement of a material fact regarding any

Product (whether in any submission or otherwise) nor (ii) failed to disclose to the FDA any material fact required to be disclosed to it by the FDA regarding such Product.
               (ii) None of the Companies nor any of their respective officers, directors, agents, Affiliates or employees (a) was or is presently debarred pursuant to the Generic Drug Enforcement Act of 1992 (“GDEA”), (b) has been debarred or excluded from participation in the Medicare program, any state Medicaid program or any other federal health care program, (c) has been charged with, indicted for, or convicted of a criminal offense that would lead to debarment or exclusion under the GDEA, or from participation in the Medicare program, any state Medicaid program or any other federal health care program, or (d) has been or is under investigation by any Governmental Body for debarment or exclusion action.
          (u) Internal Accounting Controls. Except as disclosed in Schedule 3.1(a), the Companies maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (v) Sarbanes-Oxley Act. The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
          (w) Private Placement. Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated, in an manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, with prior offerings by the Company for purposes of any applicable law, regulation or shareholder approval provisions. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.
          (x) Registration Rights. None of the Companies has granted or agreed to grant to any Person any rights (including “piggy back” registration rights) to have any securities of the Company registered with the Commission or any other Governmental Body that have not been satisfied.
          (y) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.
          (z) Indebtedness. Except as set forth on Schedule 3.1(z) and (i) trade payables arising in the ordinary course of business not more than sixty (60) days past due, and (ii) other indebtedness incurred in the ordinary course of business not exceeding $100,000, the Companies do not have any indebtedness.
          (aa) Disclosure. The Company has not made any representation, warranty or statement in this Agreement, or in any of the schedules or exhibits attached to this Agreement, that contains any untrue statement of a material fact or, to the reasonable knowledge of the Company or any of the individuals listed on Schedule 3.1(aa), omitted to state any material fact necessary in order to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act). The Company acknowledges and agrees that the Purchasers do not make and have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.
          (bb) Acknowledgment Regarding the Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any other Purchaser (or in any similar capacity) with respect to this Agreement, the Sirion/Sytera Merger Agreement and the Contribution Agreement and the transactions contemplated hereby and thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives, after consultation with and advice from its legal and financial advisors. The Company further acknowledges that no Purchaser has made any promises or commitments other than as set forth in this Agreement, including any promises or commitments for any additional investment by any such Purchaser in the Company.
     3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:
          (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of the Transaction Documents to which such Purchaser is a party has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.
          (b) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.
          (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.
          (d) Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
          (e) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by such Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and such Purchaser has not taken any action that would cause the Company to be liable for any such fees or commissions.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
     4.1 Transfer Restrictions.
          (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.
          (b) In addition to any legends required pursuant to any other Transaction Document, the Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing Securities:
          “Neither these securities nor the securities into which these securities are convertible have been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with applicable state securities laws or blue sky laws. Notwithstanding the foregoing, these securities and the securities issuable upon conversion of these securities may be pledged to an “accredited investor” within the meaning of Rule 501(a) under the Securities Act in connection with a bona fide margin account or other loan secured by such securities.”
     Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) while a Registration Statement covering the resale of such Securities is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). At such time as a legend is no longer required for certain Securities, the Company will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities and, if reasonably requested by the Company, a legal opinion reasonably satisfactory to the Company regarding the removal of such legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. For so long as any Purchaser owns Securities, the Company will not effect or publicly announce its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock.
          (c) The Company acknowledges and agrees that each Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement with a registered broker-dealer or other loan or financing arrangement with a financial institution that is an “accredited investor” (as such term is defined in Rule 501(a) promulgated under the Securities Act) secured by the Securities and, if required under the terms of such agreement, loan or arrangement, each such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.
     4.2 Furnishing of Information. As long as any Purchaser owns Securities and is not eligible to sell all such Securities pursuant to paragraph (k) of Rule 144, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.
     4.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the

Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Trading Market.
     4.4 Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.
     4.5 Conversion and Exercise Procedures. The form of Conversion Notice included in the Certificate of Designations sets forth the totality of the procedures required in order to convert the Shares under the Transaction Documents. No additional legal opinion or other information or instructions shall be necessary to enable the Purchasers to convert the Shares. The Company shall honor conversions of the Shares and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.
     4.6 Access. In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement and for so long as any of the Shares remain outstanding, the Company shall, and shall cause each of the Subsidiaries, to give each Purchaser and its representatives, at the request of such Purchaser, access, including for the conduct of environmental assessments, during reasonable business hours to (a) all properties, assets, books, contracts, commitments, reports and records relating to the Company and the Subsidiaries, and (b) the management, accountants, lenders, customers and suppliers of the Company and the Subsidiaries; provided, however, that the Company shall not be required to provide such Purchaser access to any information or Persons if the Company reasonably determines that access to such information or Persons cannot be provided to such Purchaser in a manner that would avoid an adverse affect on the attorney-client privilege between the Company and its counsel or the disclosure of trade secrets, material nonpublic information or other confidential or proprietary information, as applicable.
     4.7 Securities Laws Compliance.
          (a) Securities Act. The Company shall timely prepare and file with the Commission the form of notice of the sale of securities pursuant to the requirements of Regulation D regarding the sale of the Series A Preferred Stock under this Agreement.
          (b) State Securities Law Compliance — Sale. The Company shall timely prepare and file such applications, consents to service of process (but not including a general consent to service of process) and similar documents and take such other steps and perform such further acts as shall be required by the state securities law requirements of the State of Connecticut with respect to the sale of the Series A Preferred Stock under this Agreement.
          (c) State Securities Law Compliance — Resale. Beginning on the earlier of (x) six months following the date of this Agreement and (y) the date which a registration statement is effective and shares of Common Stock are available for trading pursuant to the terms of the Investors’ Rights Agreement, and continuing until either (i) the Purchasers have sold all of their Registrable Securities under a registration statement pursuant to the Investors’ Rights Agreement or (ii) the Common Stock becomes a “covered security” under Section 18(b)(1)(A) of the Securities Act, the Company shall maintain within either Moody’s Industrial Manual or Standard and Poor’s Standard Corporation Descriptions (or any successors to these manuals which are similarly qualified as “recognized securities manuals” under state Blue Sky laws) an updated listing containing (i) the names of the officers and directors of the Company, (ii) a balance sheet of the Company as of a date that is at no time older than eighteen months and (iii) a profit and loss statement of the Company for either the preceding fiscal year or the most recent year of operations.
     4.8 Securities Laws Disclosure; Publicity.
          (a) The Company shall, on the Closing Date, issue a press release acceptable to a majority in interest of the Purchasers disclosing all material terms of the transactions contemplated hereby. In addition, within four (4) Trading Days following the Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the material Transaction Documents as exhibits to such Form 8-K (including all attachments, the “8-K Filing”).
          (b) From and after the filing of the 8-K Filing with the Commission, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the Commission without the express written consent of such Purchaser. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Purchasers shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Purchasers shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.
          (c) Subject to the foregoing, neither the Companies nor the Purchasers shall issue any press releases or any other public statements with respect to the transactions contemplated hereby without the consent of the other; provided, however, that the Company shall be entitled, without the prior approval of a majority in interest of the Purchasers, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Purchasers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof)

is required by law or Trading Market regulations, in which case the Company shall provide such Purchaser with prior notice of such disclosure.
     4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder (i) to pay off all promissory notes issued to the stockholders of Sytera in connection with the Sirion/Sytera Merger Agreement; (ii) to pay out from time to time any Additional Payments (as defined in the Sirion/Sytera Merger Agreement) that become due to the former stockholders of Sytera pursuant to the Sirion/Sytera Merger Agreement; (iii) to pay off two (2) promissory notes issued to a stockholder of the Company, in the aggregate principal amount of $17,500, plus accrued and unpaid interest thereon; (iv) to pay all expenses incurred by the Company in connection with the Contribution including, without limitation, review of the Contribution Agreement and related agreements, and all legal fees payable in connection therewith; and (v) for general working capital purposes.
     4.10 No Impairment. At all times after the date hereof, the Company will not take or permit any action, or cause or permit any Subsidiary to take or permit any action that impairs or adversely affects the rights of the Purchasers under any Transaction Document.
     4.11 Rights of Stockholders. Each time the Company delivers a notice or other communication to holders of the Common Stock it will contemporaneously deliver a copy of such notice or communication to each Purchaser. The Company acknowledges and agrees that, for so long as any Purchaser holds any Securities (whether or not such Purchaser holds shares of Common Stock), (a) the officers and directors of the Company will owe the same duties (fiduciary and otherwise) to each Purchaser as are owed to a holder of Common Stock and (b) each Purchaser will be entitled to all rights and remedies with respect to such duties as are available to a holder of Common Stock under the corporate law of the Company’s jurisdiction of incorporation.
     4.12 Shareholders Rights Plan. In the event that a shareholders rights plan is adopted by the Company, no claim will be made or enforced by the Company or any other Person that any Purchaser is an “Acquiring Person” under any such plan or in any way could be deemed to trigger the provisions of such plan by virtue of receiving Securities under the Transaction Documents.
     4.13 Board of Directors; Meetings. The Company shall use its reasonable best efforts to ensure that meetings of its board of directors are held at least four times each year and at least once each quarter.
     4.14 Restrictive Agreements Prohibited. Neither the Company nor any Subsidiary shall become a party to any agreement, arrangement or understanding which by its terms expressly restricts the Company’s performance of this Agreement or any other Transaction Document.
     4.15 Affiliated Transactions. As long as a Purchaser owns Securities, the Company shall notify such Purchaser of all transactions and agreements (including without limitation, any amendment of an existing agreement) by and between any of the Companies, on the one hand, and any officer, employee, director or stockholder of the Company or persons otherwise

Affiliated with, or a member of the family of, any such Person, on the other hand, which are not conducted on an arm’s-length basis on terms and conditions no less favorable to the Company or the Subsidiary, as applicable, than could be obtained from non-related persons, and the Company shall, to the extent required by applicable Legal Requirements, make timely public disclosure of such transactions and agreements.
     4.16 Indemnification.
          (a) Survival. The representations and warranties contained herein shall survive the Closing and the delivery and conversion of the Shares until the earlier of (x) ninety (90) days following the date on which the Company shall file with the Commission the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which Form 10-K shall include complete financial statements meeting all of the requirements of Regulation S-X, and (y) the first anniversary of the Closing Date, and shall thereafter be of no further force or effect, except that the representations and warranties contained in Sections 3.1(a), (b), (d) and (m) shall survive for the applicable statute of limitations period; provided, however, (i) representations and warranties which are the basis for claims asserted under this Agreement prior to the expiration of such applicable time periods shall also survive until the final resolution of those claims; and (ii) any representation or warranty made falsely by a party hereto fraudulently or intentionally shall survive the Closing without limitation. Each of the covenants and agreements contained herein shall survive indefinitely, unless such covenant or agreements terminates earlier in accordance with its terms.
          (b) General Indemnification.
               (i) If any Purchaser or any of its Affiliates or any officer, director, partner, controlling person, employee or agent of a Purchaser or any of its Affiliates (a “Related Person”) becomes involved in any capacity in any Legal Proceeding brought by or against any Person in connection with or as a result of any breach or failure to comply by any of the Companies or any officer, director, employee or agent of any of the Companies or any of their respective Affiliates with any representation, warranty or covenant in the Transaction Documents, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred. In addition, the Company shall indemnify and hold harmless each Purchaser and each Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by any of the Companies of any of the representations, warranties or covenants made by the Companies in this Agreement or any other Transaction Document. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons. The Company also agrees that neither the Purchasers nor any Related Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by the Transaction Documents and any other documents or agreements executed in connection with the transaction contemplated hereunder, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of a

Purchaser or Related Person in connection with such transactions. If any of the Companies breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have thereunder or under applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.
               (ii) Notwithstanding anything to the contrary contained in Section 4.16(b)(i) above, to the extent that (i) any Losses arise solely out of a breach by the Company of any representation or warranty which relates solely to the business or operations of the Company prior to the consummation of the Contribution, and (ii) the Purchasers seek indemnification for such Losses hereunder, the Company shall indemnify each of the Purchasers and the Old Sirion Shareholders for their respective pro rata portions of the aggregate amount of such Losses incurred by all Purchasers and Old Sirion Shareholders, based upon the number of shares of Common Stock (on an as-converted basis, without giving effect to any limitations on conversion contained in the Certificate of Designations) held by such Purchaser or Old Sirion Shareholder.
               (iii) The aggregate liability to the Purchasers for indemnification under this Section 4.16(b) arising from any inaccuracy of any of the Company’s representations or warranties (other than those in Sections 3.1(a), (b), (d) and (m)) shall not exceed the Aggregate Purchase Price plus all amounts the Purchasers and Related Parties are entitled to recover pursuant to Section 4.16(d) below; provided, however, that indemnity claims arising from fraud, willful misconduct or intentional misrepresentation shall not be subject to such limitation.
          (c) Conduct of Indemnification Proceedings. If any Legal Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
     An Indemnified Party shall have the right to employ separate counsel in any such Legal Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Legal Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Legal Proceeding; or (iii) the named parties to any such Legal Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Legal Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Legal Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Legal Proceeding.
          (d) Expense Reimbursement. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Legal Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party undertakes in writing to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
     4.17 Approvals; Taking of Actions. The Company shall use its commercially reasonable best efforts to (i) take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable to consummate the transactions contemplated by the Agreement and any other Transaction Document as promptly as practicable, and (ii) obtain in a timely manner all necessary waivers, consents and approvals and effect all necessary registrations and filings. The Purchasers and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing. The Purchasers and the Company shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement and any other Transaction Document. The Company shall give any notices to third parties, and use their commercially reasonable efforts to obtain any third party consents related to or required in connection with or to consummate the transactions contemplated hereby.
     4.18 Tax Covenants. The Company shall not take or fail to take any action which reasonably could be expected to cause the Sirion/Sytera Merger to fail to qualify as a reorganization within the meaning of Section 368(a)(1) of the Code and will report the transactions contemplated by the Sirion/Sytera Merger Agreement consistent with such position and will take no position in any Tax filing or Legal Proceeding inconsistent therewith. The Company shall not take or fail to take any action which reasonably could be expected to cause the Transfers to fail to qualify as a tax-free transfer under Section 351 of the Code and will report the transactions contemplated by the Contribution Agreement and this Agreement consistent with such position and will take no position in any Tax filing or Legal Proceeding inconsistent therewith.
     4.19 Transfer Agent Instructions. In connection with the selection and engagement of a transfer agent for the Common Stock, the Company shall use commercially reasonable efforts to have the Transfer Agent Instructions acknowledged by such transfer agent.

ARTICLE V
CONDITIONS
     5.1 Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:
          (a) Performance. The Companies shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the Closing, including, without limitation, delivering or causing the delivery of those items required to be delivered pursuant to Section 2.3(a);
          (b) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;
          (c) Contribution. The Contribution shall have been consummated in accordance with the terms and conditions of the Contribution Agreement with no material modification to or waiver of the terms thereof;
          (d) RxDR Acquisition. Sirion shall have purchased all of the outstanding membership interests of RX Development Resources, LLC, a Florida limited liability company, pursuant to a membership interest purchase agreement in form and substance reasonably satisfactory to the Purchasers;
          (e) Organizational Documents. The certificate of incorporation and by-laws of the Company, as in effect at the Closing, shall be in form and substance reasonably satisfactory to the Purchasers;
          (f) Certain Documents. The following documents delivered in connection with the Contribution shall each be in form and substance reasonably satisfactory to the Purchasers: (i) the information statement (or similar document) and letter of transmittal delivered to each Old Sirion Shareholder, (ii) the legal opinion delivered by Company Counsel, and (iii) the tax opinion delivered by counsel to Sirion; and
          (g) Material Adverse Event. The Company shall not have experienced a Material Adverse Event.
     5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:
          (a) Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing, including, without limitation, delivering or causing the delivery of those items required to be delivered pursuant to Section 2.2(b);
          (b) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;
          (c) RxDR Acquisition. Sirion shall have purchased all of the outstanding membership interests of RX Development Resources, LLC, a Florida limited liability company; and
          (d) Contribution. The Contribution shall have been consummated in accordance with the terms and conditions of the Contribution Agreement with no material modification to or waiver of the terms thereof as in effect on the date hereof.
ARTICLE VI
MISCELLANEOUS
     6.1 Termination.
          (a) This Agreement may be terminated at any time prior to the Closing:
               (i) by mutual written consent of a majority in interest of the Purchasers and the Company;
               (ii) by a majority in interest of the Purchasers, by giving written notice to the Company, if the Closing shall not have occurred on or before October 31, 2006 (or such later date as the parties may mutually agree) by reason of the failure of any condition precedent under Section 5.1 (unless the failure results primarily from a breach by a Purchaser of any representation, warranty, or covenant of a Purchaser contained in this Agreement or a Purchaser’s failure to fulfill a condition precedent to Closing or other default or acts or omissions to act by a Purchaser that has the effect of delaying the Closing Date); and
               (iii) by the Company, by giving written notice to the Purchasers, if the Closing shall not have occurred on or before October 31, 2006 by reason of the failure of any condition precedent under Section 5.2 (unless the failure results primarily from a breach by the Company of any representation, warranty, or covenant of the Company contained in this Agreement or the Company’s failure to fulfill a condition precedent to Closing or other default or acts or omissions to act by the Company that has the effect of delaying the Closing Date).
          (b) Effect of Termination. In the event of termination of this Agreement as provided in Section 6.2(a), this Agreement shall immediately become void and have no effect (other than Section 6.3 which shall remain in full force and effect and survive any termination of this Agreement) and there shall be no liability or obligation on the part of the Purchasers, the

Company or their respective officers, directors, stockholders or Affiliates with respect to this Agreement, except to the extent that such termination results from the intentional and knowing breach by any party of any of its representations or warranties or the willful breach by any such party of any of its covenants set forth in this Agreement.
     6.2 Fees and Expenses. At and contingent upon the consummation of the Closing, the Company shall pay to the Purchasers all documented legal fees and out-of-pocket expenses incurred by the Purchasers in connection with due diligence and the preparation and negotiation of the Transaction Documents and otherwise in connection with this transaction. Except as expressly set forth in this paragraph or the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.
     6.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
     6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, specifying next business day delivery, or (d) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person by two Trading Days’ prior notice to the other party in accordance with this Section 6.5. Notwithstanding anything to the contrary contained in the foregoing, any and all certificates evidencing the Securities, or any other securities required to be delivered to a Purchaser, shall be delivered to the custodian for such Purchaser as set forth on such Purchaser’s signature page hereto.
     6.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and a majority in interest of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

     6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of a majority in interest of the Purchasers. A Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities; provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof and of the applicable Transaction Documents that apply to the “Purchasers.” Notwithstanding anything to the contrary in this Section 6.8 and subject to Section 4.1(c), Securities may be pledged to any Person in connection with a bona fide margin account secured by such Securities.
     6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that (i) each Related Person is an intended third party beneficiary of Section 4.16 and may enforce the provisions of such Section directly against the Company, and (ii) each Old Sirion Shareholder is an intended third party beneficiary of Section 4.16(b).
     6.9 Governing Law; Venue; Waiver Of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the State and U.S. Federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the State and U.S. Federal courts sitting in the City of New York, Borough of Manhattan and the U.S. federal courts sitting in the state of florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement or any Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
     6.10 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.
     6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree in good faith upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
     6.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
     6.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.
     6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
     6.15 Independent Nature of Purchasers. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Subject to Section 6.5, each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
     6.16 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.
[Remainder of page intentionally left blank.
Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Series A Preferred Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TENBY PHARMA INC.

By:	/s/ Barry Butler

Name:
Title:

Address for Notice:

3110 Cherry Palm Drive, Suite 340
Tampa, Florida 33619
Facsimile No.: (813) 496-7328
Telephone No.: (813)
Attn: Barry Butler

with a copy (which shall not constitute notice) to:

Hill, Ward and Henderson, P.A.
101 East Kennedy Boulevard, Suite 3700
Tampa, Florida 33602
Facsimile No.: (813) 221-2900
Telephone No.: (813) 222-8705
Attn: Reid Haney, Esq.
[Remainder of page intentionally left blank
Signature pages for the Purchasers follow.]

NORTH SOUND LEGACY
INSTITUTIONAL FUND LLC

By: North Sound Capital LLC; Manager

By:	/s/ Thomas E. McAuley

Name: Thomas E. McAuley
Title: Chief Investment Officer

Number of Shares: 875,000
Purchase Price: $7,000,000

Address for Notice:

20 Horseneck Lane
Greenwich, Connecticut 06830
Facsimile No.: (203) 340-5701
Telephone No.: (203) 340-5784
Attn: Andrew B. David, Esq.

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Facsimile No.: (212) 969-2900
Telephone No.: (212) 969-3000
Attn: Adam J. Kansler, Esq.

Address for Delivery of Securities:

Morgan Stanley & Co.
1221 Avenue of the Americas, 28th Floor
New York, NY 10020
Facsimile No.:
Telephone No.:
Attn: Peter Small

with a copy to:

North Sound Legacy Institutional Fund LLC
20 Horseneck Lane
Greenwich, Connecticut 06830
Facsimile No.: (203) 340-5701
Telephone No.: (203) 340-5784
Attn: Andrew B. David, Esq.
PSAP – Signature Page

NORTH SOUND LEGACY
INTERNATIONAL LTD.

By: North Sound Capital LLC; Investment Advisor

By:	/s/ Thomas E. McAuley

Name: Thomas E. McAuley
Title: Chief Investment Officer

Number of Shares: 2,250,000
Purchase Price: $18,000,000

Address for Notice:

20 Horseneck Lane
Greenwich, Connecticut 06830
Facsimile No.: (203) 340-5701
Telephone No.: (203) 340-5784
Attn: Andrew B. David, Esq.

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Facsimile No.: (212) 969-2900
Telephone No.: (212) 969-3000
Attn: Adam J. Kansler, Esq.

Address for Delivery of Securities:

Morgan Stanley & Co.
1221 Avenue of the Americas, 28th Floor
New York, NY 10020
Facsimile No.:
Telephone No.:
Attn: Peter Small

with a copy to:

North Sound Legacy International Ltd.
20 Horseneck Lane
Greenwich, Connecticut 06830
Facsimile No.: (203) 340-5701
Telephone No.: (203) 340-5784
Attn: Andrew B. David, Esq.
PSPA – Signature Page

Page Number
6.11 Severability	35
6.12 Rescission and Withdrawal Right	35
6.13 Replacement of Securities	35
6.14 Remedies	35
6.15 Independent Nature of Purchasers	36
6.16 Adjustments in Share Numbers and Prices	36
Exhibits:

Exhibit A	Form of Certificate of Designations
Exhibit B	Form of Investors’ Rights Agreement
Exhibit C	Transfer Agent Instructions
Exhibit D	Opinion of Company Counsel